UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 18, 2007

SENTO CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-06425	87-0284979
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

420 East South Temple, Suite 400 Salt Lake City, Utah		84111
(Address of principal executive offices)		(Zip Code)

(801) 431-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01—NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On July 18, 2007, Sento Corporation received a Staff Determination indicating that the Company has failed to file its Form 10-K for the fiscal year ended March 31, 2007, a requirement for continued listing as set forth in Marketplace Rule 4310(c)(14), and that the Company’s securities are, therefore, subject to delisting from The NASDAQ Capital Market.  The Company has requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff Determination.  There can be no assurance that the Panel will grant the Company’s request for continued listing.  Pending a decision by the Panel, the Company’s common stock will remain listed on the NASDAQ Capital Market.

The Company intends to file its annual report on Form 10-K as soon as practical.

The Company issued a press release in connection with the foregoing matters on July 20, 2007, a copy of which is attached hereto as Exhibit 99.01.

EXPLANATORY NOTE

The information in Item 7.01 and exhibit 99.01 is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On July 20, 2007, Sento issued a press release, a copy of which is attached hereto as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

99	Miscellaneous
99.01	Public release dated July 20, 2007	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTO CORPORATION
Registrant

Dated: July 20, 2007	By:	/s/ Kim A. Cooper
Kim A. Cooper, President and CEO

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